UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 24, 2007

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 24, 2007, Exar Corporation (the “Company”) and Mr. Ralph Schmitt entered into an amendment (the “Amendment”) to Mr. Schmitt’s employment agreement with the Company (the “Employment Agreement”). Mr. Schmitt’s employment with the Company became effective at 11:59 p.m. on Saturday, August 25, 2007 (the “Effective Time”) upon the effectiveness of the merger of a wholly-owned subsidiary of the Company with and into Sipex Corporation whereby Sipex Corporation became a wholly-owned subsidiary of the Company. At the Effective Time, Mr. Schmitt became the Company’s President and Chief Executive Officer and became a member of its Board of Directors. Mr. Schmitt had been serving as the President and Chief Executive Officer and as a member of the Board of Directors of Sipex. The Amendment modifies the targets to be achieved in order for Mr. Schmitt to receive two separate grants of 10,000 shares of the Company’s common stock under Section 3.3 of the Employment Agreement. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by reference thereto. The description above of the Amendment is qualified in its entirety by reference to the Amendment itself.

In addition, at the Effective Time and pursuant to the terms of the Agreement and Plan of Merger by and among the Company, Sipex Corporation and a wholly-owned subsidiary of the Company dated as of May 7, 2007, Messrs. Pierre Guilbault and Brian Hilton, as well as Mr. Schmitt as described above, each formerly directors of Sipex Corporation, were appointed to the Company’s Board of Directors. On August 27, 2007, Mr. Hilton joined the Company’s Audit Committee and was appointed chairman of the Audit Committee. Mr. Guilbault is Executive Vice President and Chief Financial Officer of Future Electronics, the Company’s largest distributor and, following the merger, the Company’s largest stockholder. The Company’s revenues derived from Future Electronics for the three months ended June 30, 2007 were approximately $8,562,000, and the revenues of Sipex Corporation derived from Future Electronics for the six months ended June 30, 2007 were approximately $16,663,000. Upon their appointment to the Board of Directors, each of Messrs. Guilbault and Hilton began participating in the Company’s non-employee director compensation plan, and on August 27, 2007, each was granted an option to purchase 24,000 shares of the Company’s common stock with an exercise price per share equal to $12.92 (the closing price on August 27, 2007) that vests over four years, and a grant of 4,500 restricted stock units vesting over one year. Such option and restricted stock unit grants were made under the Company’s 2006 Equity Incentive Plan.

On August 24, 2007, Mr. Guy W. Adams, one of the Company’s directors, resigned from the Board of Directors, effective on September 20, 2007. In connection with his resignation, Mr. Adams (and certain investment entities affiliated with Mr. Adams) entered into an agreement with the Company on August 24, 2007 (the “Agreement”). The Agreement provides, among other things, for the acceleration of the vesting of certain options held by Mr. Adams, mutual non-disparagement covenants and certain restrictions until September 20, 2008 on Mr. Adams (and the affiliated funds) related to activities as a stockholder of the Company. A copy of the agreement is attached hereto as Exhibit 10.2 and is incorporated herein in its entirety by reference thereto. The description above of the agreement is qualified in its entirety by reference to the agreement itself. On August 27, 2007, the Company issued a press release announcing Mr. Adams’ resignation, which is attached hereto as Exhibit 99.1 and which is incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE

On August 28, 2007, the Company announced that its Board of Directors had approved a new share repurchase program of up to $100 million over the next 12 months. A copy of the press release issued by the Company is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Amendment dated August 24, 2007 to Employment Agreement dated May 7, 2007 by and between the Company and Ralph Schmitt.

10.2	Agreement dated August 24, 2007 by and among the Company, Guy W. Adams, GWA Capital Partners LLC, GWA Master Fund LP and GWA Investments LLC.

99.1	Press Release related to resignation of Guy W. Adams.

99.2	Press Release related to Company Share Repurchase Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2007

EXAR CORPORATION

By:	/s/ Ralph Schmitt
Name:	Ralph Schmitt
Title:	Director, Chief Executive Officer and President (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment dated August 24, 2007 to Employment Agreement dated May 7, 2007 by and between the Company and Ralph Schmitt.

10.2	Agreement dated August 24, 2007 by and among the Company, Guy W. Adams, GWA Capital Partners LLC, GWA Master Fund LP and GWA Investments LLC.

99.1	Press Release related to resignation of Guy W. Adams.

99.2	Press Release related to Company Share Repurchase Program.